Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-195634 and Form S-3 No. 333-203907) of Papa Murphy's Holdings, Inc. of our report dated May 19, 2015 of M2AD Management, Inc., which report is included in this current report on Form 8-K.

/s/    Moss Adams LLP

Portland, Oregon
May 26, 2015